Exhibit (h)(1)(e)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT (“Amendment”) effective as of April 26, 2014, by and between MODERN WOODMEN OF AMERICA (the “Society”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor’’). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Society and Distributor are parties to a certain Participation Agreement dated November 29, 2001, as amended April 28, 2006 and August 28, 2013 (the “Agreement”), in which the Society offers to the public certain variable annuity contracts and variable life insurance contracts (the “Contracts”);

WHEREAS, the parties have agreed to change the Funds made available under the Agreement by revising Exhibit B to the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.                                      Exhibit B. Exhibit B is hereby deleted in its entirety and the attached Exhibit B is substituted in lieu thereof.

2.                                      Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.                                      Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.                                      Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

MODERN WOODMEN OF AMERICA		AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	/s/ W. Kenny Massey	By:	/s/ Cindy A. Johnson
Name:	W. Kenny Massey	Name:	Cindy A. Johnson
Title:	President	Title:	Vice President

EXHIBIT B

Funds of American Century Variable Portfolios, Inc.

Offered to the Separate Accounts listed in Exhibit A of the Agreement

Class I Funds

VP Capital Appreciation Fund

VP Mid Cap Value Fund

VP Ultra Fund